UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

  Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

  Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT ALERT

TO ALL TWITTER STOCKHOLDERS WHO HAVE NOT YET VOTED:

The special meeting of Twitter stockholders is scheduled for September 13, 2022,

and our latest records indicate that we have not yet received your vote.

Why is the special meeting so important?

At the special meeting, stockholders will consider proposals related to the merger agreement with affiliates of Elon Musk.

Twitter’s Board of Directors unanimously recommends that you maximize the value of your investment by voting FOR all the proposals today.

Why is my vote so important?

Proposal 1, the proposal to adopt the merger agreement with affiliates of Elon Musk,

requires the affirmative vote of a majority of the outstanding shares. Therefore, your vote is very important, regardless of the number of shares you may own.

Is voting easy?

YES--YOU CAN VOTE WITH ONE SIMPLE PHONE CALL!

Call Innisfree, our proxy solicitor, at:

1 (877) 750-8338 (toll-free from the U.S and Canada) or

+1 (412) 232-3651 (from other countries),

10:00 AM-7:00 PM ET, Monday-Friday; 10:00 AM-2:00 PM ET, Saturday.

Innisfree can take your vote directly.

THANK YOU FOR YOUR SUPPORT!